EXHIBIT 99.1

For further information contact
Rodger W. Smith   1-800-451-1294
FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports Increased Earnings
For Second Quarter, First Six Months of 2008

Natchez, MS (August 6, 2008)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the three and the six-month periods ended June 30, 2008.

Second Quarter and Six Months 2008 Net Income.  For the quarter ended June 30, 2008, the company reported net income of $5.2 million which was a 100% increase over the $2.6 million reported for the same period in 2007.  Net income for the second quarter of 2008 included a one-time charge of $11.9 million, or $0.35 per share net of tax, related to the early extinguishment of debt associated with the retirement of the company’s $200 million Senior Revolving Credit Facility.   Net income per share was $0.23 and $0.12 for the quarters ended June 30, 2008 and 2007, respectively.  For the six months ended June 30, 2008, Callon reported net income of $12.8 million, or $0.58 per share. This compares with net income of $8.4 million, or $0.39 per share during the same period of 2007.  All per share amounts are on a diluted basis.

 Second Quarter and Six Months 2008 Operating Results.  Operating results for the three months ended June 30, 2008 include oil and gas sales of $48.0 million from average production of 37.2 million cubic feet of natural gas equivalent per day (MMcfe/d).  This corresponds to sales of $43.5 million from average production of 54.1 MMcfe/d during the comparable 2007 period. The average price received, after the impact of hedging, per thousand cubic feet of natural gas (Mcf) for the quarter ended June 30, 2008 increased to $11.67, compared to $8.17 for the quarter ended June 30, 2007. The average price received, after the impact of hedging, per barrel of oil (Bbl) in the second quarter of 2008 increased to $99.99, compared to $61.47 during the second quarter of 2007. Oil and gas sales for the first six months of 2008 totaled $93.0 million from average production of 39.6 MMcfe/d.  This corresponds to sales of $89.0 million from average production of 57.2 MMcfe/d during the same period in 2007.  The average price, after the impact of hedging, received per Mcf in the six-month period of 2008 increased to $10.46, compared to $8.07 during the first six months of 2007, while the average price received, after the impact of hedging, per Bbl in the first half of 2008 increased to $93.27, compared to $58.36 during the same period in 2007.

 Second Quarter and Six Months 2008 Discretionary Cash Flow. Discretionary cash flow for the three-month period ended June 30, 2008 totaled $30.2 million compared to $24.9 million during the comparable prior year period.  Net cash flow provided by operating activities, as defined by GAAP, totaled $28.8 million and $37.3 million during the quarters ended June 30, 2008 and 2007, respectively. Discretionary cash flow for the first six months of 2008 totaled $59.3 million compared to $58.4 million during the same period in 2007.  Net cash flow provided by operating activities, as defined by GAAP, totaled $63.9 million and $70.2 million during the six-month periods ended June 30, 2008 and 2007, respectively. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Reconciliation of Non-GAAP Financial Measure:	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2008	2007	2008	2007
Discretionary cash flow	$30,245	$24,886	$59,288	$58,392
Net working capital changes and other changes	(1,467)	12,401	4,621	11,764
Net cash flow provided by operating activities	$28,778	$37,287	$63,909	$70,156

Production and Price Information:	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Production:
Oil (MBbls)	286	263	575	551
Gas (MMcf)	1,668	3,341	3,759	7,043
Gas equivalent (MMcfe)	3,382	4,920	7,211	10,348
Average daily (MMcfe)	37.2	54.1	39.6	57.2

Average prices:
Oil ($/Bbl) (a)	$99.99	$61.47	$93.27	$58.36
Gas ($/Mcf)	$11.67	$8.17	$10.46	$8.07
Gas equivalent ($/Mcfe)	$14.20	$8.84	$12.90	$8.60

Additional per Mcfe data:
Sales price	$14.20	$8.84	$12.90	$8.60
Lease operating expenses	1.44	1.75	$1.39	1.47
Operating margin	$12.76	$7.09	$11.51	$7.13

Depletion	$4.50	$3.83	$4.19	$3.93
General and administrative (net of management fees)	$0.87	$0.46	$0.78	$0.43

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$123.98	$65.00	$110.94	$61.63
Basis differentials and quality adjustments	(4.06)	(2.85)	(3.95)	(4.18)
Transportation	(1.34)	(1.14)	(1.30)	(1.14)
Hedging	(18.59)	0.46	(12.42)	2.05
Averaged realized oil price	$99.99	$61.47	$93.27	$58.36

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$42,056	$53,250
Accounts receivable	41,956	22,073
Deferred tax asset	22,707	--
Restricted investments	--	100
Other current assets	3,366	6,592
Total current assets	110,085	82,015

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,272,005	1,349,904
Less accumulated depreciation, depletion and amortization	(768,621)	(738,374)
	503,384	611,530

Unevaluated properties excluded from amortization	54,514	70,176
Total oil and gas properties	557,898	681,706

Other property and equipment, net	2,130	1,986
Restricted investments	4,704	4,525
Investment in Medusa Spar LLC	12,869	12,673
Other assets, net	3,378	9,577
Total assets	$691,064	$792,482
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$57,363	$37,698
Asset retirement obligations	6,738	9,810
Fair market value of derivatives	21,358	5,205
Total current liabilities	85,459	52,713

Long-term debt	228,617	392,012
Asset retirement obligations	28,355	27,027
Deferred tax liability	54,568	32,190
Other long-term liabilities	2,272	1,465
Total liabilities	399,271	505,407
Stockholders' equity:
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	--	--
Common Stock, $.01 par value, 30,000,000 shares authorized; 21,152,090 and 20,891,145 shares outstanding at June 30, 2008 and December 31, 2007, respectively	211	209
Capital in excess of par value	226,061	223,336
Other comprehensive income	(14,177)	(3,383)
Retained earnings	79,698	66,913
Total stockholders' equity	291,793	287,075
Total liabilities and stockholders' equity	$691,064	$792,482

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating revenues:
Oil sales	$28,554	$16,178	$53,650	$32,146
Gas sales	19,475	27,296	39,339	56,812
Total operating revenues	48,029	43,474	92,989	88,958

Operating expenses:
Lease operating expenses	4,870	8,613	10,048	15,212
Depreciation, depletion and amortization	15,218	18,819	30,247	40,666
General and administrative	2,943	2,271	5,595	4,492
Accretion expense	952	943	1,984	2,055
Total operating expenses	23,983	30,646	47,874	62,425

Income from operations	24,046	12,828	45,115	26,533

Other (income) expenses:
Interest expense	4,755	9,172	14,695	13,757
Other income	(379)	(102)	(851)	(427)
Loss on early extinguishment of debt	11,871	--	11,871	--
Total other (income) expenses	16,247	9,070	25,715	13,330

Income before income taxes	7,799	3,758	19,400	13,203
Income tax expense	2,730	1,315	6,812	5,118

Income before Medusa Spar LLC	5,069	2,443	12,588	8,085
Income from Medusa Spar LLC, net of tax	84	138	197	299

Net income	$5,153	$2,581	$12,785	$8,384

Net income per common share:
Basic	$0.25	$0.12	$0.61	$0.40
Diluted	$0.23	$0.12	$0.58	$0.39

Shares used in computing net income per common share:
Basic	20,966	20,726	20,919	20,724
Diluted	22,074	21,302	21,859	21,248

Callon Petroleum Company
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$12,785	$8,384
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	30,615	41,095
Accretion expense	1,984	2,055
Amortization of deferred financing costs	1,580	1,314
Non-cash loss on early extinguishment of debt	5,598	--
Equity in earnings of Medusa Spar LLC	(197)	(299)
Deferred income tax expense	6,812	5,118
Non-cash charge related to compensation plans	1,546	725
Excess tax benefits from share-based payment arrangements	(1,435)	--
Changes in current assets and liabilities:
Accounts receivable	(2,470)	6,340
Other current assets	3,226	(929)
Current liabilities	3,482	6,980
Change in gas balancing receivable	732	(10)
Change in gas balancing payable	359	437
Change in other long-term liabilities	(6)	(5)
Change in other assets, net	(702)	(1,049)
Cash provided by operating activities	63,909	70,156

Cash flows from investing activities:
Capital expenditures	(78,441)	(50,911)
Entrada acquisition	--	(150,000)
Proceeds from sale of mineral interests	167,493	--
Distribution from Medusa Spar LLC	108	430
Cash provided by (used in) investing activities	89,160	(200,481)

Cash flows from financing activities:
Increases in debt	51,435	211,000
Payments on debt	(216,000)	(46,000)
Deferred financing costs	--	(6,429)
Equity issued related to employee stock plans	(1,133)	--
Excess tax benefits from share-based payment arrangements	1,435	--
Capital leases	--	(872)
Cash (used in) provided by financing activities	(164,263)	157,699

Net (decrease) increase in cash and cash equivalents	(11,194)	27,374
Cash and cash equivalents:
Balance, beginning of period	53,250	1,896
Balance, end of period	$42,056	$29,270

Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region. The majority of Callon’s properties and operations are concentrated in the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

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